Exhibit 4

Lisa Clarkin
Officer, Client Services
Telephone: 416.361.0930 ext. 236
Email: lclarkin@equitytransfer.com

VIA ELECTRONIC TRANSMISSION

August 15, 2005

Dear Sir or Madam:

RE: ADB SYSTEMS INTERNATIONAL LTD.

We are pleased to confirm that copies of the following materials were mailed to shareholders on the supplemental shareholder list on August 12, 2005.

1.     Consolidated financial statements for the three and six month periods ended June 30, 2005 and 2004, which included Management's Discussion and Analysis.

Yours Truly,

EQUITY TRANSFER SERVICES INC.

- end -